                                                                   EXHIBIT (d.5)

                                   SCHEDULE A

  (all percentages are expressed as a percentage of average daily net assets):

                                Contractual                                        Last Day of
Fund                           Advisory Fee          Advisory Fee Waiver               Term
-----------------------------  ------------  -----------------------------------  -------------
iShares MSCI All Country Asia      0.74%     With respect to each such Fund, an   June 30, 2011
ex Japan Index Fund                          amount equal to the aggregate
                                             Acquired Fund Fees and Expenses (as
                                             defined by the SEC in the
                                             instructions to form N-1A), if any,
                                             attributable investments by such
                                             Fund in other series of iShares
                                             Trust and iShares, Inc.

   (all percentages are expressed as a percentage of average daily net assets)

                                           Contractual  Advisory Fee  Net Advisory Fee   Last Day of
Fund                                      Advisory Fee     Waiver        After Waiver        Term
----------------------------------------  ------------  ------------  ----------------  -------------
iShares S&P Conservative Allocation Fund      0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Moderate Allocation Fund          0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Growth Allocation Fund            0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Aggressive Allocation Fund        0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Target Date Retirement            0.25%         0.14%            0.11%      June 30, 2011
Income Index Fund
iShares S&P Target Date 2010 Index Fund       0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Target Date 2015 Index Fund       0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Target Date 2020 Index Fund       0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Target Date 2025 Index Fund       0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Target Date 2030 Index Fund       0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Target Date 2035 Index Fund       0.25%         0.14%            0.11%      June 30, 2011
iShares S&P Target Date 2040 Index Fund       0.25%         0.14%            0.11%      June 30, 2011

ISHARES TRUST on behalf of each FUND    BARCLAYS GLOBAL FUND ADVISORS

By:   /s/ Michael A. Latham             By:    /s/ Lee T. Kranefuss
      -------------------------------          ---------------------------------
      Michael A. Latham                        Lee T. Kranefuss
                                        Title: Managing Director

Title: President and Chief Executive Officer


                                        By:    /s/ Michael A. Latham
                                               ---------------------------------
                                               Michael A. Latham
                                        Title: Managing Director

Dated: June 17, 2009